Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2020 and subsequent quarterly reports on Form 10-Q, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•
risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT;

•
risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2020 and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Inquiries:
Leah Andress Brady
Investor Relations Senior Manager
301.998.8265
lbrady@federalrealty.com

Federal Realty Investment Trust Announces Third Quarter 2020 Operating Results

ROCKVILLE, Md. (November 5, 2020) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2020.

“Progress in many respects was the theme of the third quarter,” said Donald C. Wood, President and Chief Executive Officer. “Improving rent collections, leasing volumes at pre-COVID levels and improved liquidity through our $400 million green bond offering all point to a bright future on the other side of this.”

Financial Results
Net (loss) income available for common shareholders was ($30.3) million and earnings per diluted share was ($0.41) for third quarter 2020 which includes the $50.7 million net impairment charge relating to The Shops at Sunset Place. This compares to $63.5 million and $0.84, respectively, for third quarter 2019.
In the third quarter 2020, Federal Realty generated funds from operations available for common shareholders (FFO) of $85.0 million, or $1.12 per diluted share. This compares to FFO of $108.0 million, or $1.43 per diluted share, in the third quarter 2019 which included the $11.9 million charge related to the buyout of the Kmart lease at Assembly.
The year-over-year decreases in net income and FFO were attributable to the impacts of the COVID-19 pandemic with the primary driver being collectibility related adjustment impacts during the third quarter totaling $29.4 million, or $0.39 per share, which included a $1.7 million impact to straight-line rent. The decrease in net income was also driven by The Shops at Sunset Place impairment charge.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
The portfolio was 92.2% leased as of September 30, 2020, and the comparable portfolio was 92.0% leased.
During the third quarter 2020, Federal Realty signed 101 leases for 481,105 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 471,726 square feet at an average rent of $37.38 per square foot compared to the average contractual rent of $37.74 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of -1%, 6% on a straight-line basis. Additionally, Federal Realty signed 13 leases for 63,609 square feet of office space during the third quarter 2020.

COVID-19 Operational Update
All 104 properties remain open and operating. Approximately 97% of our retail tenants based on annualized base rent are open and operating as of October 30, 2020. Annualized base rent reflects the aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied commercial spaces.
As of October 30, 2020, the Company has collected approximately 85% of total third quarter 2020 billed recurring rents and 85% of October 2020.
With $863 million of cash and cash equivalents as of September 30, 2020, Federal Realty has approximately $1.9 billion of liquidity in cash and undrawn availability under its $1.0 billion revolving credit facility. Additionally, subsequent to quarter end, the Company issued $400.0 million of green bonds.
Additional information on the impact of the COVID-19 pandemic on the Company’s business to date is available in a presentation posted on the Investor section of Federal Realty’s website.

Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.06 per share, resulting in an indicated annual rate of $4.24 per share. The regular common dividend will be payable on January 15, 2021, to common shareholders of record as of January 4, 2021.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on January 15, 2021, to shareholders of record as of January 4, 2021.

Summary of Other Quarterly Activities and Recent Developments
October 13, 2020 - Federal Realty closed on its inaugural issuance of green bonds, $400.0 million aggregate principal amount of 1.250% notes at an effective yield of 1.379%, maturing February 15, 2026. The company intends to allocate an amount equal to the net proceeds from this offering to the financing and refinancing of recently completed and future eligible green projects.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its third quarter 2020 earnings conference call, which is scheduled for Friday, November 6, 2020 at 10:00AM ET. To participate, please call 877.407.9208 five to ten minutes prior to the call start time and use the passcode 13705852 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through November 20, 2020 by dialing 844.512.2921; Passcode: 13705852.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 2,800 tenants, in 24 million square feet, and approximately 2,800 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 53 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2020 and subsequent quarterly reports on Form 10-Q, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•
risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT;

•
risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2020 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
September 30, 2020
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$207,410	$233,212	$613,687	$694,435
Mortgage interest income	787	735	2,294	2,204
Total revenue	208,197	233,947	615,981	696,639
EXPENSES
Rental expenses	41,832	54,484	122,561	140,182
Real estate taxes	30,520	29,030	90,183	81,883
General and administrative	9,308	11,060	29,373	32,047
Depreciation and amortization	65,631	59,648	190,603	178,327
Total operating expenses	147,291	154,222	432,720	432,439

Impairment charge	(57,218)	—	(57,218)	—
Gain on sale of real estate, net of tax	—	14,293	11,682	30,490

OPERATING INCOME	3,688	94,018	137,725	294,690

OTHER INCOME/(EXPENSE)
Other interest income	538	389	1,355	755
Interest expense	(36,228)	(27,052)	(98,746)	(82,567)
Loss from partnerships	(1,621)	(249)	(6,657)	(1,302)
NET (LOSS) INCOME	(33,623)	67,106	33,677	211,576
Net loss (income) attributable to noncontrolling interests	5,334	(1,641)	3,304	(5,065)
NET (LOSS) INCOME ATTRIBUTABLE TO THE TRUST	(28,289)	65,465	36,981	206,511
Dividends on preferred shares	(2,010)	(2,010)	(6,031)	(6,031)
NET (LOSS) INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$(30,299)	$63,455	$30,950	$200,480

EARNINGS PER COMMON SHARE, BASIC AND DILUTED:
Net (loss) income available for common shareholders	$(0.41)	$0.84	$0.40	$2.68
Weighted average number of common shares	75,404	74,832	75,386	74,584

Federal Realty Investment Trust
Consolidated Balance Sheets
September 30, 2020
	September 30,	December 31,
	2020	2019
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,709,234 and $1,676,866 of consolidated variable interest entities, respectively)	$7,817,819	$7,535,983
Construction-in-progress (including $81,463 and $102,583 of consolidated variable interest entities, respectively)	769,668	760,420
Assets held for sale	—	1,729
	8,587,487	8,298,132
Less accumulated depreciation and amortization (including $314,866 and $296,165 of consolidated variable interest entities, respectively)	(2,339,664)	(2,215,413)
Net real estate	6,247,823	6,082,719
Cash and cash equivalents	863,279	127,432
Accounts and notes receivable, net	164,882	152,572
Mortgage notes receivable, net	39,905	30,429
Investment in partnerships	22,093	28,604
Operating lease right of use assets	92,837	93,774
Finance lease right of use assets	51,437	52,402
Prepaid expenses and other assets	229,037	227,060
TOTAL ASSETS	$7,711,293	$6,794,992
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $474,775 and $469,184 of consolidated variable interest entities, respectively)	$549,445	$545,679
Notes payable, net	402,580	3,781
Senior notes and debentures, net	3,508,824	2,807,134
Accounts payable and accrued expenses	276,396	255,503
Dividends payable	82,688	81,676
Security deposits payable	19,693	21,701
Operating lease liabilities	72,921	73,628
Finance lease liabilities	72,052	72,062
Other liabilities and deferred credits	148,889	157,938
Total liabilities	5,133,488	4,019,102
Commitments and contingencies
Redeemable noncontrolling interests	159,721	139,758
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 75,641,074 and 75,540,804 shares issued and outstanding, respectively	760	759
Additional paid-in capital	3,174,066	3,166,522
Accumulated dividends in excess of net income	(999,664)	(791,124)
Accumulated other comprehensive loss	(7,300)	(813)
Total shareholders’ equity of the Trust	2,327,859	2,535,341
Noncontrolling interests	90,225	100,791
Total shareholders’ equity	2,418,084	2,636,132
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,711,293	$6,794,992

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
September 30, 2020
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1) (2)
Net (loss) income	$(33,623)	$67,106	$33,677	$211,576
Net loss (income) attributable to noncontrolling interests	5,334	(1,641)	3,304	(5,065)
Gain on sale of real estate, net of tax	—	(14,293)	(11,682)	(30,490)
Impairment charge, net (3)	50,728	—	50,728	—
Depreciation and amortization of real estate assets	58,224	53,441	170,878	160,253
Amortization of initial direct costs of leases	5,853	4,878	15,562	14,165
Funds from operations	86,516	109,491	262,467	350,439
Dividends on preferred shares (4)	(2,010)	(1,875)	(6,031)	(5,625)
Income attributable to operating partnership units	790	658	2,362	2,048
Income attributable to unvested shares	(265)	(314)	(806)	(1,004)
FFO (5)	$85,031	$107,960	$257,992	$345,858
Weighted average number of common shares, diluted (4)	76,149	75,554	76,133	75,342
FFO per diluted share (5)	$1.12	$1.43	$3.39	$4.59

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$110,478	$125,794	$317,796	$272,049
Tenant improvements and incentives	15,013	14,746	37,662	40,221
Total non-maintenance capital expenditures	125,491	140,540	355,458	312,270
Maintenance capital expenditures	2,758	6,226	8,773	11,101
Total capital expenditures	$128,249	$146,766	$364,231	$323,371

Dividends and Payout Ratios
Regular common dividends declared	$80,170	$79,102	$238,980	$231,657
Dividend payout ratio as a percentage of FFO	94%	73%	93%	67%

Noncontrolling Interests Supplemental Information (2)
Property operating income (1)	$2,554	$2,997	$7,134	$9,191
Impairment charge	(6,490)	—	(6,490)	—
Depreciation and amortization	(1,553)	(1,490)	(4,488)	(4,477)
Interest expense	(635)	(524)	(1,822)	(1,697)
Net (loss) income	$(6,124)	$983	$(5,666)	$3,017
Notes:

1)	See Glossary of Terms.

2)	Amounts reflect the components of "net loss (income) attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."

3)	Impairment charge relates to The Shops at Sunset Place. Amount is net of the allocation to noncontrolling interests. See page 20 for further discussion.

4)
For the three and nine months ended September 30, 2019, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and included in "weighted average common shares, diluted."

5)
Funds from operations available for common shareholders for the three and nine months ended September 30, 2019 includes an $11.9 million charge related to the buyout of the Kmart lease at Assembly Row Marketplace. If this charge was excluded, our FFO, FFO per diluted share, and dividend payout ratio as a percentage of FFO for those periods would have been:

	Three Months Ended	Nine Months Ended
	September 30, 2019
	(in thousands, except per share data)
FFO	$119,837	$357,735
FFO per diluted share	$1.59	$4.75
Dividend payout ratio as a percentage of FFO	66%	65%

Federal Realty Investment Trust
COVID-19 Related Impacts
September 30, 2020

The following provides supplemental information regarding our collectibility related impacts resulting from COVID-19 for the three months ended September 30, 2020. The primary drivers of our collectibility impacts in the quarter are from tenants who we account for on a cash basis or converted to a cash basis of accounting during the quarter, as we did not receive full contractual rent payments, as well as COVID-19 related rent abatements. We change a tenant to a cash basis of accounting when we determine collection of substantially all lease payments during the lease term is not considered probable; revenue is then limited to the lesser of revenue recognized under accrual accounting or cash received. Our full revenue recognition policy with respect to leases can be found in Note 2 of our September 30, 2020 Form 10-Q.

Collectibility Impacts for the Quarter Ended September 30, 2020

Type	Accounts Receivable Impact	Straight-Line Rent Receivable Impact	Total
	(in thousands)
Tenants recognized on a cash basis prior to Q3 2020 (1)	$16,342	$—	$16,342
Changes in our collectibility assumptions in Q3 2020 and COVID-19 related disputes/abatements (2)	11,308	1,731	13,039
Total collectibility impact	$27,650	$1,731	$29,381

Notes:
1)	Approximately 80% of this impact is from restaurants, fitness, and entertainment tenants.
2)
This balance reflects rent abatements granted as a result of COVID-19, as well as changes in assumptions of collectibility primarily due to the impacts of COVID-19. Approximately 50% of the impact is due to tenants where we do not believe it is probable we will collect the remaining contractual lease payments and/or tenants that have filed for bankruptcy during Q3 2020.

Other Information on Cash Basis Tenants

	As of September 30, 2020
	Total	% Recognized on a Cash Basis
Active commercial tenant leases	2,846	34%
Annualized base rent from commercial tenants (in millions) (3)	$637	27%
Components of Accounts Receivable, net

	As of September 30, 2020	As of June 30, 2020	As of March 31, 2020
	(in thousands)
Billed accounts receivable, net	$26,706	$37,149	$11,774
Straight-line rent receivable, net	102,867	100,673	104,440
Other receivables	35,309	29,819	37,029
Total accounts receivable, net	$164,882	$167,641	$153,243
Rent Deferrals and Rent Abatements

Contractual rent deferred (in millions) (4)	$34
Percent of deferred rent agreed to be repaid by December 31, 2021	88%
Contractual rent abated (in millions) (5)	$21

Notes:
3)	See Glossary of Terms.
4)
Total contractual rent for April through September 2020 that has been deferred pursuant to modification agreements signed through October 30, 2020. Accrual basis tenants comprise approximately 64% of the deferred rent for the nine months ended September 30, 2020 for executed agreements in place as of October 30, 2020.

5)	Total contractual rent for April through September 2020 that has been abated pursuant to modification agreements signed through October 30, 2020.

Federal Realty Investment Trust
Components of Rental Income (1)
September 30, 2020

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(in thousands)
Minimum rents (2)
Commercial	$158,560	$158,275	$468,939	$471,403
Residential	20,134	19,864	61,124	58,601
Cost reimbursements	44,253	44,026	129,838	128,585
Percentage rents	1,497	2,652	4,009	6,681
Other	10,616	9,833	26,242	32,448
Collectibility related impact	(27,650)	(1,438)	(76,465)	$(3,283)
Total rental income	$207,410	$233,212	$613,687	$694,435

Notes:

1)
All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.

2)
Minimum rent for the three and nine months ended September 30, 2020 includes a $1.7 million and $11.2 million charge, respectively, for the write-off of straight-line receivables related to the impacts of the COVID-19 pandemic (See discussion on page 10). In total, minimum rents include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(in millions)

Straight-line rents	$2.3	$1.7	$2.8	$6.0
Amortization of in-place leases	$1.2	$1.9	$3.1	$5.1

Federal Realty Investment Trust
Comparable Property Information
September 30, 2020

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q3 include: Assembly Row - Phase 2 Retail and Phase 3, Cocowalk, Darien, Pike & Rose Phase 2 Retail and Phase 3, The Shops at Sunset Place, 700 Santana Row, Freedom Plaza, a portion of Graham Park Plaza, and all properties acquired or disposed of from Q3 2019 to Q3 2020. Additionally, in Q3 2019, the $11.9 million charge related to the buyout of the Kmart lease at Assembly Square Marketplace is excluded from Comparable Property property operating income ("Comparable Property POI"). Comparable Property POI is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. However, given the impacts of COVID-19, management believes this metric is less relevant in the current environment, and is not necessarily indicative of our results.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	September 30,
	2020	2019
	(in thousands)
Operating income	$3,688	$94,018
Add:
Depreciation and amortization	65,631	59,648
General and administrative	9,308	11,060
Impairment charge	57,218	—
Gain on sale of real estate, net of tax	—	(14,293)
Property operating income (POI)	135,845	150,433
Less: Non-comparable POI - acquisitions/dispositions	(3,335)	(1,895)
Less: Non-comparable POI - redevelopment, development & other	(5,865)	6,022
Comparable property POI	$126,645	$154,560

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	September 30,
	2020	2019	% Change
	(in thousands)
Rental income	$190,964	$221,038

Rental expenses	(36,784)	(39,002)
Real estate taxes	(27,535)	(27,476)
	(64,319)	(66,478)

Comparable property POI	$126,645	$154,560	(18.1)%

Supplemental information:
Collectibility related impacts included in rental income	25,473	1,246
Comparable property POI excluding collectibility related impacts	$152,118	$155,806	(2.4)%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended
	September 30,
	2020	2019
	(in thousands)
Redevelopment and tenant improvements and incentives	$31,739	$30,636
Maintenance capital expenditures	2,678	5,726
	$34,417	$36,362

Comparable Property - Occupancy Statistics (2)
	At September 30,
	2020	2019
GLA - comparable commercial properties	22,118,000	22,328,000
Leased % - comparable commercial properties	92.0%	94.9%
Occupancy % - comparable commercial properties	90.6%	93.5%

Notes:
1)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.
2)	See page 28 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Market Data
September 30, 2020
	September 30,
	2020	2019
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	76,386	76,122
Market price per common share	$73.44	$136.14
Common equity market capitalization including operating partnership units	$5,609,788	$10,363,249

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$5,769,788	$10,523,249

Total debt	$4,460,849	$3,276,911
Less: cash and cash equivalents	(863,279)	(162,543)
Total net debt (3)	$3,597,570	$3,114,368

Total market capitalization	$9,367,358	$13,637,617

Total net debt to market capitalization at market price per common share	38%	23%

Total net debt to market capitalization at a constant common share price of $136.14	25%	23%

Notes:

1)	Amounts include 744,617 and 626,619 operating partnership units outstanding at September 30, 2020 and 2019, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.

Federal Realty Investment Trust
Summary of Outstanding Debt
September 30, 2020
	As of September 30, 2020
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (8)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
The Shops at Sunset Place (2)	9/1/2020	5.62%	$60,593
29th Place	1/31/2021	5.91%	3,690
Sylmar Towne Center	6/6/2021	5.39%	16,338
Plaza Del Sol	12/1/2021	5.23%	8,089
The AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	66,077
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	12,476
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (3)	12/15/2029	LIBOR + 1.95%	56,450
Various Hoboken (14 Buildings)	Various through 2029	Various (4)	32,921
Chelsea	1/15/2031	5.36%	5,327
Hoboken (1 Building) (5)	7/1/2042	3.75%	16,641
Subtotal			551,407
Net unamortized premium and debt issuance costs			(1,962)
Total mortgages payable, net			549,445		4.20%

Notes payable
Term loan	5/6/2021	LIBOR + 1.35%	400,000
Revolving credit facility (6)	1/19/2024	LIBOR + 0.775%	—
Various	Various through 2028	11.31%	3,393
Subtotal			403,393
Net unamortized debt issuance costs			(813)
Total notes payable, net			402,580		2.00%	(9)

Senior notes and debentures
Unsecured fixed rate
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	600,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,519,200
Net unamortized discount and debt issuance costs			(10,376)
Total senior notes and debentures, net			3,508,824		3.64%

Total debt, net			$4,460,849	(7)

Total fixed rate debt, net			$4,061,605	91%	3.71%
Total variable rate debt, net			399,244	9%	1.92%	(9)
Total debt, net			$4,460,849	100%	3.55%	(9)

	Three Months Ended		Nine Months Ended		Trailing Twelve
	September 30,		September 30,		Months Ended
	2020	2019	2020	2019	September 30, 2020
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (10)	2.79x	3.93x	2.94x	4.15x	3.22x
Excluding lease buyout charge
Ratio of EBITDAre to combined fixed charges and preferred share dividends (10) (11)	2.79x	4.26x	2.94x	4.26x	3.22x

Notes:

1)
Mortgages payable does not include our share of the debt on our unconsolidated real estate partnerships. At September 30, 2020, our share was approximately $53.7 million. At September 30, 2020, our noncontrolling interests share of mortgages payable was $59.3 million.

2)	On September 1, 2020, this non-recourse mortgage loan matured, and was not repaid. See page 20 for further discussion.

3)	We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.

4)	The interest rates on these mortgages range from 3.91% to 5.00%.

5)
The mortgage loan has a fixed interest rate; however, the rate resets every five years until maturity. The current rate is fixed until July 1, 2022, and the loan is prepayable at par anytime after this date.

6)	During the three months ended September 30, 2020, there were no borrowings on our revolving credit facility.

7)	The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is 8 years.

8)
The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 9. The weighted average effective interest rate includes interest at the non-default rate for The Shops at Sunset Place mortgage loan. See Note 2 above.

9)	The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

10)
Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

11)
The ratio of EBITDAre to combined fixed charges and preferred share dividends for the three and nine months ended September 30, 2019 excludes the $11.9 million charge related to the buyout of the Kmart lease at Assembly Square Marketplace.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2020
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2020	$1,287	$60,593	(1)	$61,880		1.4%	1.4%	5.6%	(1)
2021	4,890	677,546	(2)	682,436		15.3%	16.7%	2.3%
2022	4,139	366,323		370,462		8.3%	25.0%	3.4%
2023	4,324	275,000		279,324		6.2%	31.2%	3.0%
2024	4,353	600,000		604,353		13.5%	44.7%	3.7%	(5)
2025	3,996	44,298		48,294		1.1%	45.8%	3.9%
2026	3,456	52,450		55,906		1.2%	47.0%	5.9%
2027	3,061	690,570		693,631		15.5%	62.5%	3.8%
2028	2,934	—		2,934		0.1%	62.6%	6.8%
2029	2,770	458,099		460,869		10.3%	72.9%	3.3%
Thereafter	8,012	1,205,899		1,213,911		27.1%	100.0%	4.1%
Total	$43,222	$4,430,778		$4,474,000	(3)	100.0%
Notes:

1)
This includes the principal balance of The Shops at Sunset Place non-recourse mortgage loan, which matured on September 1, 2020. The weighted average rate includes interest at the non-default rate. See page 20 for further discussion.

2)	On May 6, 2020, we entered into a $400.0 million unsecured term loan, which matures on May 6, 2021. We have the option to extend the loan maturity one year to May 6, 2022.

3)
The total debt maturities differ from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of September 30, 2020.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)
The weighted average rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility, which had no balance outstanding at September 30, 2020. Our revolving credit facility matures on January 19, 2024, plus two six month extensions at our option.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
September 30, 2020

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by COVID-19.

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

The Commons at Darien	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$20	2023
Cocowalk	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 106,000 square foot 5-story office/retail building with 24,000 square feet of retail; complete renovation of the west wing.	6%-7%	$85 - $90	$69	2021
Freedom Plaza (5)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	7%	$38 - $42	$33	2021
Bala Cynwyd	Bala Cynwyd, PA	New 87 unit residential apartment building to be constructed on underutilized land behind our existing shopping center	6%	$23	$22	2021
7021 Hollywood Blvd	Los Angeles, CA	Renovation of the center and three vacant spaces to accommodate a new 39,000 square foot anchor tenant	9%	$19	$15	2021
Melville Mall	Huntington, NY	Development of a new 15,000 square foot pad site consisting of two multi-tenant retail buildings	8%	$11	$9	2021
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, and a façade renovation for the entire center	8%	$10	$3	2021
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$5	$5	Stabilized
Flourtown	Flourtown, PA	Development of a new 4,550 square foot two-tenant pad building	7%	$3	$0	2021
Sylmar Towne Center	Sylmar, CA	Development of a new 3,800 square foot two-tenant pad building	6%	$3	$1	2021
Total Active Redevelopment projects (4)			6%	$307 - $326	$177

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

(5)
Project formerly known as Jordan Downs Plaza. Cost to date and projected cost are net of the proceeds we will receive from our New Market Tax Credit structure. See Note 3 of our December 31, 2019 Form 10-K for additional information. Stabilization has been impacted by the COVID-19 pandemic.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
September 30, 2020

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by COVID-19.

		Projected	Total	Costs to
Property (1)	Opportunity	ROI (2)	Cost (3)	Date		Expected Opening Timeframe
			(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase III	- 277,000 SF of office - 500 residential units - 56,000 SF of retail	6%	$465 - 485	$311		150,000 square feet of office space pre-leased
						Opening projected to begin in 2021

Future Phases	- 1.5M SF of commercial - 329 residential units	TBD	TBD

Pike & Rose, North Bethesda, MD
Phase III	- 212,000 SF of office - 4,000 SF of retail	6-7%	$128 - 135	$94	(4)	Opening began in Q3 2020
Future Phases	- 740,000 SF of commercial - 741 residential units	TBD	TBD

Santana Row, San Jose, CA
700 Santana Row	- 301,000 SF of office - 20,000 SF of retail & 1,300 parking spaces - Redevelopment of Santana Row Park including the installation of a new retail pavilion	7-8%	$210 - 215	$201		Office delivered in Q1 2020
						11,000 square feet of retail has opened
						Project stabilized
Santana West - Phase I	- 376,000 SF of office - 1,750 parking spaces	7%	$250 - 270	$106		Opening projected to begin in 2022
Future Phases	-321,000 SF of commercial -395 residential units -604,000 SF of commercial across from Santana Row	TBD	TBD

Notes:

(1)
Anticipated opening dates, total cost, and projected return on investment (ROI) are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)
Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.

(4)
Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III, which delivered in August 2020. Revenue related to this rent will be eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
September 30, 2020

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Sylmar Towne Center	Sylmar, CA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Huntington	Huntington, NY
	Bethesda Row	Bethesda, MD	Plaza El Segundo	El Segundo, CA
	Dedham Plaza	Dedham, MA	Riverpoint Center	Chicago, IL
	Fairfax Junction	Fairfax, VA	Third Street Promenade	Santa Monica, CA
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY	Willow Grove	Willow Grove, PA
	Hastings Ranch Plaza	Pasadena, CA

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Santana West (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase III include approximately 1.5 million square feet of commercial-use buildings and 329 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase III include approximately 740,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row
Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space on land we control across from Santana Row.

Federal Realty Investment Trust
Significant Property Acquisitions, Disposition, and Impairment
September 30, 2020

Significant Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
January 10, 2020	Westfair Shopping Center	Fairfax, Virginia	49,000	$22.3	Guitar Center	(1)
February 12, 2020	Hoboken (2 buildings)	Hoboken, New Jersey	12,000	$14.3		(2)
(1) This acquisition was primarily funded by 163,322 downREIT operating partnership units. This property is adjacent to, and is operated as part of our Fairfax Junction property.
(2) This acquisition is in addition to the 37 buildings previously acquired, and was completed through the joint venture that was formed in 2019, for which we own a 90% interest. The purchase price includes the assumption of $8.9 million of mortgage debt. These buildings include 6 residential units in addition to the commercial GLA listed above.

Significant Disposition

Date	Property	City/State	GLA (3)	Sales Price
			(in square feet)	(in millions)
April 21, 2020	Colorado Blvd (1 building)	Pasadena, California	20,000	$16.1
(3) This building included 12 residential units in addition to the commercial GLA listed above.

The Shops at Sunset Place Mortgage Loan Default and Impairment
On September 1, 2020, the $60.6 million non-recourse mortgage loan on The Shops at Sunset Place matured. The mortgage was not repaid and thus the lender declared the loan in default. We are an approximately 90% owner in the partnership that owns the property, and we consolidate the partnership as we are the primary beneficiary of this VIE. While we continue to evaluate our long-term plans for the property, taking into account current market conditions and prospective development and redevelopment returns, as well as the impact of COVID-19 on the revenue prospects for the property, we currently believe it is unlikely we will move forward with the planned redevelopment or repay the mortgage loan at the current balance, and thus, do not expect we will be long-term holders of this asset. While we continue to engage in negotiations with the lender, we expect our exit from the property would either be achieved through a short term extension of the loan and an orderly sales process commencing in 2021, or potentially, the lender taking control of the asset. Given these current expectations, we have recorded an impairment charge of $57.2 million during the three months ended September 30, 2020. The net impact, after allocation to noncontrolling interests, is $50.7 million.

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$49,436		10	113,000	92%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	242,134		17	526,000	96%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	106,037		21	323,000	86%	194	25,000	The Fresh Market	Buy Buy Baby / Container Store / Ulta / Barnes & Noble
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,050		2	37,000	81%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,038		11	124,000	99%		23,000	Aldi	CVS / Planet Fitness
Falls Plaza/Falls Plaza-East		Washington-Arlington-Alexandria, DC-VA-MD-WV	15,425		10	144,000	92%		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	70,373		18	249,000	92%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,161		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,388		16	208,000	87%				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,788		19	132,000	86%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,246		7	73,000	100%		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	60,139		26	360,000	96%		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,276		26	236,000	83%		55,000	Giant Food	Petsmart / Office Depot
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	162,560	66,077	36	370,000	84%		73,000	Giant Food	Marshalls / Home Depot Design Center / Old Navy / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	86,398		29	565,000	96%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,017		10	91,000	95%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	30,006		25	228,000	98%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	105,135		14	297,000	89%		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	645,983		24	525,000	96%	765			iPic Theater / Porsche / Uniqlo / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	49,443		13	172,000	91%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,797		10	116,000	97%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	40,877		16	267,000	96%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	49,602	4,398	12	187,000	73%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	11,509		14	N/A	98%	282
Sam's Park & Shop		Washington-Arlington-Alexandria, DC-VA-MD-WV	15,014		1	51,000	100%				Target
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,715		12	111,000	88%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	5,623		5	50,000	86%		11,000	Trader Joe's
Village at Shirlington	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	69,929	6,816	16	262,000	90%		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,123		12	88,000	96%		20,000	Balducci's	CVS / Flower Child
		Total Washington Metropolitan Area	2,132,222		433	6,024,000	92%

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	107,322	40,000	22	223,000	99%				Marshalls / Ross Dress for Less / Ulta / Michaels

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Bell Gardens	(4)	Los Angeles-Long Beach-Anaheim, CA	111,034	12,476	32	330,000	92%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,343		1	42,000	100%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,731		22	245,000	87%		32,000	Sprouts	Total Wine & More / Rite Aid
East Bay Bridge		San Francisco-Oakland-Hayward, CA	178,957		32	440,000	99%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(4)	San Diego-Carlsbad, CA	53,397		18	298,000	94%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	26,530		3	71,000	78%				CB2 / Ingram Book Group
Freedom Plaza	(4) (6)	Los Angeles-Long Beach-Anaheim, CA	40,464		9	95,000	100%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress for Less
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,278		15	273,000	100%				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	61,267		3	181,000	86%				Target / Marshalls / L.A. Fitness / La La Land
Kings Court	(5)	San Jose-Sunnyvale-Santa Clara, CA	11,608		8	81,000	100%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	37,438		8	98,000	84%				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	81,308		12	155,000	94%				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,910	8,089	4	48,000	96%				Marshalls
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach-Anaheim, CA	295,974	125,000	50	500,000	90%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(5)	San Jose-Sunnyvale-Santa Clara, CA	46,409		22	211,000	100%		11,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,120,797		45	1,197,000	95%	662			Crate & Barrel / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	44,970	16,338	12	148,000	91%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	79,662		2	209,000	64%				adidas / Old Navy / J. Crew
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	158,046		44	648,000	98%				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,602,445		364	5,493,000	94%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	100,552		46	408,000	93%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / L.A. Fitness
Brook 35	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	48,446	11,500	11	99,000	89%				Banana Republic / Gap / Williams-Sonoma
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	93,583		17	409,000	94%		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	82,569		9	147,000	88%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	31,945		13	102,000	94%		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	30,037		15	133,000	74%		61,000	Shop Rite
Hoboken	(4) (8)	New York-Newark-Jersey City, NY-NJ-PA	215,653	106,012	3	171,000	93%	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	47,230		21	265,000	90%				Nordstrom Rack / Buy Buy Baby / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,570		18	74,000	83%				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	103,541		21	239,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Mercer Mall	(7)	Trenton, NJ	128,300	55,323	50	551,000	87%		75,000	Shop Rite	Ross Dress For Less / Nordstrom Rack / Bed, Bath & Beyond / REI
The Commons at Darien		Bridgeport-Stamford-Norwalk, CT	69,342		9	58,000	89%	2			Equinox / Walgreens
The Grove at Shrewsbury	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	127,102	43,600	21	193,000	95%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	40,999		19	211,000	100%				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,156,617		274	3,095,000	92%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	29,717		22	270,000	88%		24,000	Acme Markets	Kohl's / L.A. Fitness
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	65,158		23	294,000	98%	70	45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,054		28	261,000	88%		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,150		24	156,000	98%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	22,723		21	223,000	95%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	38,496		29	363,000	98%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,200		15	227,000	82%				Marshalls / Ulta
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,421		17	125,000	87%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	29,261		13	183,000	77%				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,624		14	249,000	96%	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	329,804		206	2,351,000	91%

New England
Assembly Row / Assembly Square Marketplace	(6)	Boston-Cambridge-Newton, MA-NH	921,179		65	807,000	96%	447	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,447		15	114,000	96%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	30,535	5,327	37	222,000	93%				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	47,288		19	245,000	88%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	150,095		19	220,000	89%	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,356		17	149,000	95%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Newton, MA-NH	17,253		15	166,000	100%		55,000	Super Stop & Shop	Floor & Décor
		Total New England	1,224,522		215	1,971,000	94%

South Florida
Cocowalk	(4) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	175,846		3	168,000	84%				Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	73,668		17	187,000	88%		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Sunset Place	(4) (10)	Miami-Fort Lauderdale-West Palm Beach, FL	56,736	60,593	10	516,000	62%				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	98,284		67	425,000	95%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	404,534		97	1,296,000	80%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	26,905		24	242,000	87%		16,500	Aldi	Dick's Sporting Goods

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Perring Plaza		Baltimore-Columbia-Towson, MD	31,735		29	397,000	87%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	122,421	52,705	35	315,000	85%				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	18,163		4	32,000	96%
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,382		1	4,000	100%	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	26,229		7	79,000	94%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	31,714		18	70,000	97%
		Total Baltimore	279,549		118	1,139,000	88%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	35,869		14	168,000	91%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,526		21	280,000	91%				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,858		11	139,000	99%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,026		17	211,000	92%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	214,279		63	798,000	93%

Other
Barracks Road		Charlottesville, VA	69,903		40	497,000	92%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	32,581		22	265,000	82%		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Durham-Chapel Hill, NC	35,783		14	158,000	92%		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit-Warren-Dearborn, MI	19,863		20	215,000	97%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(7)	Lancaster, PA	12,933	5,515	11	126,000	81%		75,000	Giant Food
29th Place		Charlottesville, VA	40,381	3,690	15	168,000	95%				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond, VA	103,930		37	464,000	97%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	315,374		159	1,893,000	92%

Grand Total			$8,659,346	$623,459	1,929	24,060,000	92%	2,852

Notes:
(1)	Includes "Finance lease right of use assets."
(2)
The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(3)
Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(4)	The Trust has a controlling financial interest in this property.
(5)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules and Summary of Redevelopment Opportunities for Freedom Plaza.
(7)	All or a portion of the property is subject to finance lease liabilities.
(8)	This property includes 39 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(9)	This property includes interests in five buildings in addition to our initial acquisition.
(10)	See further discussion of this property on page 20.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2020

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual (Decrease) Increase in Rent	Cash Basis % (Decrease) Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2020	98	100%	471,726	$37.38	$37.74	$(169,801)	(1)%	5.6	$16,274,556	$34.50	(7) (10)
2nd Quarter 2020	47	100%	277,681	$28.55	$25.64	$805,618	11%	8.2	$8,590,153	$30.94	(10)
1st Quarter 2020	76	100%	466,453	$26.78	$25.58	$559,471	5%	6.8	$14,633,657	$31.37	(7) (10)
4th Quarter 2019	99	100%	461,952	$37.78	$35.41	$1,091,731	7%	7.4	$18,521,400	$40.09	(7)
Total - 12 months	320	100%	1,677,812	$33.08	$31.72	$2,287,019	4%	6.8	$58,019,766	$34.58

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual (Decrease) Increase in Rent	Cash Basis % (Decrease) Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2020	39	40%	164,712	$36.23	$36.84	$(100,451)	(2)%	8.5	$15,427,773	$93.67	(7) (10)
2nd Quarter 2020	12	26%	122,726	$26.79	$20.36	$789,852	32%	14.9	$8,483,168	$69.12	(10)
1st Quarter 2020	29	38%	151,171	$32.72	$30.44	$345,686	8%	8.2	$13,395,793	$88.61	(7) (10)
4th Quarter 2019	45	45%	212,341	$36.77	$33.22	$753,437	11%	10.0	$17,786,164	$83.76	(7)
Total - 12 months	125	39%	650,950	$33.81	$31.07	$1,788,524	9%	9.9	$55,092,898	$84.63

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual (Decrease) Increase in Rent	Cash Basis % (Decrease) Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2020	59	60%	307,014	$38.00	$38.23	$(69,350)	(1)%	4.1	$846,783	$2.76	(10)
2nd Quarter 2020	35	74%	154,955	$29.93	$29.83	$15,766	—%	3.4	$106,985	$0.69	(10)
1st Quarter 2020	47	62%	315,282	$23.93	$23.25	$213,785	3%	5.9	$1,237,864	$3.93	(10)
4th Quarter 2019	54	55%	249,611	$38.64	$37.28	$338,294	4%	5.3	$735,236	$2.95
Total - 12 months	195	61%	1,026,862	$32.62	$32.13	$498,495	2%	4.8	$2,926,868	$2.85

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2020					101	481,105	$37.66	5.7	$16,304,772	$33.89
2nd Quarter 2020					50	314,679	$26.16	8.2	$9,314,002	$29.60
1st Quarter 2020					82	491,003	$27.46	7.3	$17,337,865	$35.31
4th Quarter 2019					112	494,768	$38.46	7.7	$22,021,754	$44.51
Total - 12 months					345	1,781,555	$33.04	7.1	$64,978,393	$36.47

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $0.5 million ($0.90 per square foot) in 3rd Quarter 2020, $2.8 million ($5.37 per square foot) in 1st Quarter 2020, and $1.1 million ($1.65 per square foot) in 4th Quarter 2019 of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in either the Projected Cost for those properties on the Summary of Redevelopment Opportunities or was included in the cost to complete estimate at acquisition.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

(10)
The annual increase over the prior rent calculated on a straight line basis for leases signed during the third, second and first quarter of 2020 was 6%, 23% and 14% for comparable leases, respectively, 5%, 52% and 18% for new leases, respectively, and 7%, 8% and 12% for renewal leases, respectively.

Federal Realty Investment Trust
Lease Expirations
September 30, 2020

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2020	132,000	1%	$15.62	284,000	4%	$32.21	416,000	2%	$26.95
2021	961,000	6%	$20.87	742,000	11%	$43.88	1,703,000	8%	$30.90
2022	1,951,000	13%	$18.21	905,000	13%	$44.33	2,856,000	13%	$26.49
2023	1,426,000	10%	$20.89	909,000	14%	$45.20	2,335,000	11%	$30.35
2024	2,391,000	16%	$17.91	908,000	13%	$46.68	3,299,000	15%	$25.82
2025	1,710,000	11%	$21.68	806,000	12%	$43.94	2,515,000	12%	$28.81
2026	1,126,000	8%	$20.66	478,000	7%	$50.13	1,605,000	7%	$29.45
2027	867,000	6%	$33.95	520,000	8%	$48.49	1,387,000	6%	$39.40
2028	854,000	6%	$20.59	412,000	6%	$51.62	1,265,000	6%	$30.69
2029	974,000	6%	$27.34	385,000	6%	$47.40	1,359,000	6%	$33.02
Thereafter	2,525,000	17%	$25.45	390,000	6%	$48.43	2,916,000	14%	$28.53
Total (3)	14,917,000	100%	$22.02	6,739,000	100%	$45.75	21,656,000	100%	$29.40

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2020	132,000	1%	$15.62	277,000	4%	$31.61	410,000	2%	$26.46
2021	492,000	3%	$17.38	581,000	9%	$45.00	1,073,000	5%	$32.33
2022	263,000	2%	$25.10	554,000	8%	$43.71	817,000	4%	$37.72
2023	342,000	2%	$22.38	583,000	9%	$41.79	925,000	4%	$34.62
2024	579,000	4%	$20.56	477,000	7%	$45.78	1,056,000	5%	$31.96
2025	338,000	2%	$24.71	441,000	7%	$43.26	779,000	4%	$35.22
2026	436,000	3%	$24.33	282,000	4%	$48.72	718,000	3%	$33.89
2027	746,000	5%	$21.51	466,000	7%	$47.81	1,212,000	5%	$31.62
2028	628,000	4%	$17.63	401,000	6%	$48.54	1,028,000	5%	$29.67
2029	791,000	6%	$24.28	362,000	5%	$45.00	1,153,000	5%	$30.79
Thereafter	10,170,000	68%	$22.26	2,315,000	34%	$48.43	12,485,000	58%	$27.12
Total (3)	14,917,000	100%	$22.02	6,739,000	100%	$45.75	21,656,000	100%	$29.40

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents billed on a cash basis without taking the impacts of rent abatements into account) rent as of September 30, 2020.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of September 30, 2020.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2020

Overall Portfolio Statistics (1)	At September 30, 2020			At September 30, 2019

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (sf)	23,544,000	21,702,000	92.2%	23,879,000	22,487,000	94.2%

Residential Properties (units) (5)	2,782	2,631	94.6%	2,665	2,595	97.4%

Comparable Property Statistics (1)	At September 30, 2020			At September 30, 2019

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (3) (6) (sf)	22,118,000	20,353,000	92.0%	22,328,000	21,185,000	94.9%

Residential Properties (5) (units)	2,651	2,511	94.7%	2,651	2,582	97.4%

Notes:

(1)	See Glossary of Terms.
(2)
Occupied percentage was 90.6% and 92.8% at September 30, 2020 and 2019, respectively. Commercial properties statistics at September 30, 2020 exclude the 516,000 square feet of GLA at The Shops at Sunset Place (see discussion of the current status of the property on page 20). Including this property, the overall leased and occupied percentage was 91.5% and 90.0%, respectively, at September 30, 2020.

(3)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(4)
At September 30, 2020, leased percentage was 95.9% for anchor tenants and 84.9% for small shop tenants. Including The Shops at Sunset Place, leased percentage was 95.7% for anchor tenants and 83.5% for small shop tenants.

(5)	Our residential metrics exclude "The Delwyn," our 87 unit residential building that opened at Bala Cynwyd in September 2020.
(6)	Comparable property occupied percentage was 90.6% and 93.5% at September 30, 2020 and 2019, respectively.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2020

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	Splunk, Inc.	NR / NR / NR	$25,066,000	3.49%	536,000	2.01%	2
2	TJX Companies, The	A / A2 / NR	$18,974,000	2.64%	963,000	3.61%	30
3	Ahold Delhaize	BBB / Baa1 / BBB+	$15,110,000	2.11%	852,000	3.19%	14
4	Gap, Inc., The	BB- / Ba2 / NR	$11,605,000	1.62%	306,000	1.15%	27
5	L.A. Fitness International LLC	CCC+ / Caa3 / NR	$11,289,000	1.57%	465,000	1.74%	11
6	Bed, Bath & Beyond, Inc.	B+ / Ba3 / NR	$10,886,000	1.52%	626,000	2.35%	16
7	CVS Corporation	BBB / Baa2 / NR	$9,471,000	1.32%	248,000	0.93%	19
8	AMC Entertainment Inc.	CCC+ / Caa3 / NR	$7,239,000	1.01%	321,000	1.20%	6
9	Home Depot, Inc.	A / A2 / A	$7,193,000	1.00%	478,000	1.79%	6
10	Ross Stores, Inc.	BBB+ / A2 / NR	$6,535,000	0.91%	315,000	1.18%	11
11	Michaels Stores, Inc.	B / Ba3 / NR	$6,457,000	0.90%	327,000	1.23%	14
12	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,425,000	0.90%	289,000	1.08%	6
13	Hudson's Bay Company (Saks, Lord & Taylor)	NR / NR / NR	$6,332,000	0.88%	220,000	0.82%	4
14	Kroger Co., The	BBB / Baa1 / NR	$6,162,000	0.86%	529,000	1.98%	11
15	Bank of America, N.A.	A- / A2 / A+	$6,150,000	0.86%	106,000	0.40%	24
16	Nordstrom, Inc.	BB+ / Baa3 / NR	$6,020,000	0.84%	218,000	0.82%	6
17	DSW, Inc	NR / NR / NR	$5,692,000	0.79%	224,000	0.84%	11
18	Best Buy Co., Inc.	BBB / Baa1 / NR	$5,670,000	0.79%	186,000	0.70%	4
19	Ulta Beauty, Inc.	NR / NR / NR	$5,542,000	0.77%	162,000	0.61%	15
20	Whole Foods Market, Inc.	A+ / A2 / NR	$4,772,000	0.67%	167,000	0.63%	4
21	Starbucks Corporation	BBB+ / Baa1 / BBB	$4,762,000	0.66%	73,000	0.27%	42
22	Target Corporation	A / A2 / A-	$4,469,000	0.62%	466,000	1.75%	6
23	Wells Fargo Bank, N.A.	BBB+ / A2 / A+	$4,226,000	0.59%	51,000	0.19%	13
24	AB Acquisition LLC (Acme, Safeway)	B+ / B1 / NR	$4,192,000	0.58%	412,000	1.54%	7
25	JPMorgan Chase Bank	A- / A2 / AA-	$4,140,000	0.58%	71,000	0.27%	17
	Totals - Top 25 Tenants		$204,379,000	28.49%	8,611,000	32.27%	326

	Total (5):		$717,365,000	(2)	26,685,000	(4)

Notes:
(1)	Credit Ratings are as of September 30, 2020. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Tenant Diversification by Category
September 30, 2020

The below reflects the breakout of our Annualized Base Rent1 as of September 30, 2020 by type of tenant:

25% of Annualized Base Rent comes from Essential Retail

21% of Annualized Base Rent comes from Office and Residential

Notes:

(1)	See Glossary of Terms. Excludes redevelopment square footage not yet placed in service.
(2)	Communications & Home Office includes: Telecommunications, Electronics, and Office Supply.
(3)	Other Essential includes: Auto, Liquor, Home Improvement, Pets, and Medical.
(4)	Total Restaurants comprise full service (less than 8%) and quick service (less than 8%).
(5)	Experiential includes: Activity, Cinema, and Entertainment.

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2020 and 2019 and the trailing twelve months ended September 30, 2020 is as follows:

	Three Months Ended		Nine Months Ended		Trailing Twelve
	September 30,		September 30,		Months Ended
	2020	2019	2020	2019	September 30, 2020
	(in thousands)
Net (loss) income	$(33,623)	$67,106	$33,677	$211,576	$182,643
Interest expense	36,228	27,052	98,746	82,567	125,802
Other interest income	(538)	(389)	(1,355)	(755)	(1,866)
Income tax provision (benefit)	154	237	(318)	531	(77)
Depreciation and amortization	65,631	59,648	190,603	178,327	252,034
Gain on sale of real estate	—	(14,149)	(11,682)	(30,501)	(97,960)
Impairment charge	57,218	—	57,218	—	57,218
Adjustments of EBITDAre of unconsolidated affiliates	1,557	1,884	4,900	5,187	6,630
EBITDAre (1)	$126,627	$141,389	$371,789	$446,932	$524,424

(1)
Excluding the charge related to the buyout of the Kmart lease at Assembly Square Marketplace, our EBITDAre would have been $153.3 million and $458.8 million, respectively, for the three and nine months ended September 30, 2019.

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period. The comparison between average rent for expiring leases and new leases is determined by including minimum rent and percentage rent paid on the expiring lease and minimum rent and in some instances, projections of first lease year percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgment as to how to most effectively reflect the comparability of spaces reported in this calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure. Rent abatement and short term rent restructuring agreements that are a result of COVID-19 impacts are not included in this calculation.
Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements. Costs related to redevelopments require judgment by management in determining what reflects base building cost and thus, is not included in the "tenant improvements and incentives" amount.